CURTISS-WRIGHT CORPORATION
SAVINGS AND INVESTMENT PLAN
As Amended and Restated effective January 1, 2015
THIRTEENTH INSTRUMENT OF AMENDMENT
Recitals:
1.Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss‑Wright Corporation Savings and Investment Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.
2.Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan to provide a further, limited exception to the requirements for allocation of the Company’s non-elective contribution.
3.Section 12.01(a) of the Plan permits the Company to amend the Plan at any time and from time to time.
4.Section 12.01(b) authorizes the Curtiss-Wright Corporation Administrative Committee to adopt Plan amendments on behalf of the Company under certain circumstances.
5.Certain of the Plan amendments described herein shall be subject to approval by the Board of Directors.
.Amendments to the Plan:
Effective March 1, 2020, Section 3.07A(a) is amended to delete the third sentence thereof and replace it with the following:
Notwithstanding the foregoing sentence, an eligible Member who incurs a termination of employment on account of death, Disability or retirement on or after attainment of age 55 (or for the period beginning March 1, 2020 and ending December 31, 2020, a reduction in force initiative on or after attainment of age 55) and completion of at least 3 Years of Vesting Service prior to the end of any such Plan Year shall be entitled to an allocation of CW Savings Contributions and such allocation shall be based on the ratio that each such Member’s Compensation earned prior to his termination of employment bears to the total Compensation of all Members entitled to an allocation of CW Savings Contributions for the Plan Year.
Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this amendment has been executed on this ____ day of __________________, 2020.

Curtiss-Wright Corporation
Administrative Committee

By:
Christopher J. McMahon